UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 12, 2022, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into a binding term sheet (the “Settlement ”) with Venn Therapeutics, LLC, (“Venn”) to resolve the claims by Venn against the Company, its Chief Executive Officer, and a former employee which were previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022.

Under the terms of the Settlement, the Company shall make a $5 million payment to Venn by May 26, 2022 and Venn will dismiss with prejudice all claims against the Company, its Chief Executive Officer and a former employee. The Settlement will constitute the final agreement between the parties in the event the parties are unable to reach a definitive confidential settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Date:	May 17, 2022	By:	/s/ Yuval Cohen
		Name: Title:	Yuval Cohen Chief Executive Officer